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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported):             JUNE 9, 2003


                         PEREGRINE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                       000-17085                   95-3698422
 (State or other                  (Commission               (I.R.S. Employer
  jurisdiction                   File Number)              Identification No.)
of incorporation)

                    14272 FRANKLIN AVENUE, SUITE 100
                          TUSTIN, CALIFORNIA            92780-7017
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:      (714) 508-6000


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ITEM 5.  OTHER EVENTS.

On June 9, 2003, the Registrant issued a press release announcing that it had completed a financing transaction with eight institutional investors pursuant to which it issued approximately 2.41 million shares of common stock and four-year warrants to purchase 150,000 shares of common stock. The Registrant received gross proceeds of approximately $2.07 million from the financing. The purchase price of $0.86 per share equaled an approximate 10% discount to the trailing five-day average closing price of the Registrant's common stock for the five trading days ending May 29, 2003, the date the commitment was signed by an institutional investor. In connection with this financing, the Registrant paid a cash fee to Olympic Securities, LLC equivalent to five percent of the gross proceeds received from the sale of shares.

         A copy of the press release is attached hereto as Exhibit 99.1

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  Exhibit           Name of Exhibit
                  -------           ---------------

                  99.1              Press release of Registrant dated June 9,
                                    2003.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PEREGRINE PHARMACEUTICALS, INC.



Date: June 10, 2003                   By:  /S/ Steven W. King
                                           -------------------------------------
                                           Steven W. King,
                                           President and Chief Executive Officer


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